EXHIBIT 10.1
YEXT, INC.

ADVISOR AGREEMENT

This Advisor Agreement (“Agreement”) is made and entered into as of October 1, 2023 (the “Effective Date”) by and between Yext, Inc., a Delaware corporation (the “Yext” or the “Company”), and the individual named on the signature page of this Agreement (“Advisor”). Yext desires to retain Advisor as an independent contractor to serve as an advisor to perform certain advisory services for Yext, and Advisor is willing to perform such services, on terms set forth more fully below. Nothing contained in this Agreement shall be deemed to amend or modify any term or condition contained in the Employee Covenants Agreement and Alternative Dispute Resolution Agreement signed by Advisor on September 22, 2015. Capitalized terms used but not defined herein shall have the respective meanings set forth in the as detailed in the Separation and Release Agreement between Advisor and Yext, dated September 17, 2023 (the “Separation Agreement”). In consideration of the mutual promises contained herein, the parties agree as follows:

1.Services.

A.Yext hereby engages Advisor to provide the Services (as defined below), upon the terms and subject to the conditions set forth in this Agreement, and Advisor accepts said engagement upon said terms and subject to said conditions. For avoidance of doubt, the Services provided by Advisor pursuant to this Agreement are continuous following termination of Advisor’s employment with Yext.
B.Advisor shall (i) perform Advisor’s duties and obligations under this Agreement with good faith and integrity, and (ii) perform the services as listed in Exhibit A (collectively the “Services”).
C.Advisor’s term of service will be nine (9) months. Advisor’s service as an Advisor is as an independent contractor. Yext is free to terminate the relationship with Advisor at any time, for any reason, or for no reason.

2.Compensation and Expenses.

A.In exchange for Advisor’s service, Advisor shall continue to be considered a service provider in an uninterrupted manner following Advisor’s termination of employment under, and subject to, the terms and conditions of Yext’s Equity Plan, subject to Advisor’s ongoing performance of the Services pursuant to this Agreement. Accordingly, (i) any unvested RSUs and PRSUs as of the Separation Date shall continue to vest in accordance with the terms and conditions set forth in the respective Stock Agreements on December 20, 2023, March 20, 2024 and June 20, 2024, and (ii) the applicable post-termination exercise period of any outstanding vested equity held by Advisor will not commence until Services have ceased under this Agreement. Further, in the event a Change in Control (as such term is defined in the COC Severance Policy) occurs while Advisor is rendering services in accordance with this Agreement, the Company shall fully accelerate the vesting of any outstanding time-based equity that is unvested as of the date of the Change in Control that would otherwise have vested during the Term (as defined in Section 6(A)) of this Agreement only (the “Acceleration Benefit”). For avoidance of doubt, 53,125 RSUs shall vest on each of the vesting dates set forth in (i) above, for an aggregate total of 159,375 RSUs, and such RSUs shall be the only RSUs subject to the Acceleration Benefit. With respect to any PRSUs, the Acceleration Benefit shall only apply to any time-based vesting criteria of such PRSUs. Advisor acknowledges that any unvested equity shall be forfeited as of the end of the Term.
B.Expenses. Yext shall reimburse Advisor for reasonable expenses incurred by Advisor in connection with Advisor’s duties and responsibilities hereunder, including without limitation any long‑distance travel costs (transportation, lodging and meals) and telephone expenses incurred in providing services, in each case to the extent the expenses comply with and are submitted to Yext’s then-current Travel and Expense policy.

C.Other Compensation. Advisor shall not be entitled to any other compensation or consideration pursuant to this Agreement or otherwise in connection with Advisor’s engagement to serve as an Advisor or Advisor’s duties or obligations relating thereto, including, without limitation, performing the Services and travel time.
D.Previous Service as Employee. Advisor understands and acknowledges that his last day as an employee of Yext will be September 30, 2023. Advisor further acknowledges that, notwithstanding the continuous services provided pursuant to this Agreement, he has agreed to forfeit any and all stock options (vested or unvested) that were granted by Yext as of the termination of his employment with Yext, as detailed in the Separation Agreement, and shall not be entitled to any compensation and/or benefits as an employee of Yext after September 30, 2023. As noted in Section 2(A), any outstanding and vested RSUs and PRSUs will remain outstanding and the applicable post-termination exercise period will not commence until the Services under this Agreement cease.

3.Confidentiality.

A.Definition. “Confidential Information” means any information that relates to the actual or anticipated business or research and development of Yext, technical data, trade secrets or know-how, including, but not limited to, research, product plans or other information regarding Yext’s products or services and markets therefor, customer lists and customers (including, but not limited to, customers of Yext on whom Advisor called or with whom Advisor became acquainted during the term of this Agreement), software, developments, inventions, processes, formulas, technology, designs, drawing, engineering, hardware configuration information, marketing, finances or other business information. Confidential Information does not include information that (i) is known to Advisor at the time of disclosure to Advisor by Yext as evidenced by written records of Advisor, (ii) has become publicly known and made generally available through no wrongful act of Advisor or (iii) has been rightfully received by Advisor from a third party who is authorized to make such disclosure.
B.Non-Use and Non-Disclosure. Advisor acknowledges, understands and agrees that this Agreement creates a relationship of confidence and trust between Advisor and Yext with respect to Confidential Information. Advisor will not, during or subsequent to the term of this Agreement, use the Confidential Information for any purpose whatsoever other than the performance of the Services on behalf of Yext or disclose the Confidential Information to any third party. It is understood that said Confidential Information shall remain the sole property of Yext. Advisor further agrees to take all reasonable precautions to prevent any unauthorized disclosure of such Confidential Information. Without Yext’s prior written approval, Advisor will not directly or indirectly disclose to anyone any Confidential Information (except as may be necessary in the ordinary course of Advisor performing the Services).
C.Other Client’s Confidential Information. Advisor agrees that Advisor will not, during the term of this Agreement, improperly use or disclose any proprietary information or trade secrets of any former or current client or other person or entity with which Advisor has an agreement or duty to keep in confidence information acquired by Advisor, if any, and that Advisor will not bring onto the premises of Yext any unpublished document or proprietary information belonging to such client, person or entity unless consented to in writing by such client, person or entity. Advisor will indemnify Yext and hold it harmless from and against all claims, liabilities, damages and expenses, including reasonable attorneys fees and costs of suit, arising out of or in connection with any violation or claimed violation of a third party’s rights resulting in whole or in part from Yext’s use of the work product of Advisor under this Agreement.
D.Third Party Confidential Information. Advisor recognizes that Yext has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on Yext’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. Advisor agrees that Advisor owes Yext and such third parties, during the term of this Agreement and thereafter, a duty to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out the Services for Yext consistent with Yext’s agreement with such third party, subject to the exceptions set forth in Section 3(A) above.
E.Return of Materials. Upon the termination of this Agreement, or upon Company’s earlier request, Advisor will deliver to Yext all of Yext’s property or Confidential Information that Advisor may have in Advisor’s possession or control.

4.Ownership.

A.Assignment. Advisor agrees that all copyrightable material, notes, records, drawings, designs, inventions, improvements, developments, discoveries and trade secrets (collectively, “Inventions”) conceived, made or discovered by Advisor, solely or in collaboration with others, during the period of this Agreement which relate in any manner to the business of Yext that Advisor may be directed to undertake, investigate or experiment with, or which Advisor may become associated with in work, investigation or experimentation in the line of business of Company in performing the Services hereunder, are the sole property of Yext. Advisor further agrees to assign (or cause to be assigned) and does hereby assign fully to Yext all Inventions and any copyrights, patents, trademark rights or other intellectual property rights relating thereto.
B.Further Assurances. Advisor agrees to assist Company, or its designee, at Yext’s expense, in every proper way to secure Yext’s rights in the Inventions and any copyrights, patents, trademark rights or other intellectual property rights relating thereto in any and all countries, including the disclosure to Yext of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments and all other instruments which Yext shall deem necessary in order to apply for and obtain such rights and in order to assign and convey to Yext, its successors, assigns and nominees the sole and exclusive right, title and interest in and to such Inventions, and any copyrights, patents, trademark rights or other intellectual property rights relating thereto. Advisor further agrees that Advisor’s obligation to execute or cause to be executed, when it is in Advisor’s power to do so, any such instrument or papers shall continue after the termination of this Agreement.
C.Pre-Existing Materials. Advisor agrees that if in the course of performing the Services, Advisor incorporates into any Invention developed hereunder any invention, improvement, development, concept, discovery or other proprietary information owned by Advisor or in which Advisor has an interest, (i) Advisor shall inform Yext, in writing before incorporating such invention, improvement, development, concept, discovery or other proprietary information into any Invention; and (ii) Yext is hereby granted and shall have a nonexclusive, royalty-free, perpetual, irrevocable, worldwide license to make, have made, modify, use and sell such item as part of or in connection with such Invention. Advisor shall not incorporate any invention, improvement, development, concept, discovery or other proprietary information owned by any third party into any Invention without Company’s prior written permission.
D.Attorney in Fact. Advisor agrees that if Yext is unable because of Advisor’s unavailability, dissolution, mental or physical incapacity, or for any other reason, to secure Advisor’s signature to apply for or to pursue any application for any United States or foreign patents or trademark or copyright registrations covering the Inventions assigned to Yext above, then Advisor hereby irrevocably designates and appoints Yext and its duly authorized officers and agents as Advisor’s agent and attorney in fact, to act for and in Advisor’s behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of patents, copyright and trademark registrations thereon with the same legal force and effect as if executed by Advisor.

5.Conflicting Obligations. Advisor certifies that Advisor has no outstanding agreement or obligation that is in conflict with any of the provisions of this Agreement, or that would preclude Advisor from complying with the provisions hereof, and further certifies that Advisor will not enter into any such conflicting agreement during the term of this Agreement.

6.Term and Termination.

A.Term. This Agreement will commence on the date first written above and will continue until the earlier of (i) June 30, 2024, or (ii) termination as provided below (such duration, the “Term”).
B.Termination. Either Advisor or Yext may terminate this Agreement at will. Any such notice of termination by Yext shall be addressed to Advisor at the address shown below or such other address as either party may notify the other of and shall be deemed given upon delivery if personally delivered, delivered via email with receipt confirmed by recipient, or 48 hours after deposited in the United States mail, postage prepaid, registered or certified mail, return receipt requested.
C.Survival. Upon such termination all rights and duties of the parties toward each other shall cease except Section(s) 3 (Confidentiality), 4 (Ownership), 8 (Independent Contractor), 9 (Arbitration), 10 (Compliance With Law and Company Policies), 11 (Governing Law), 12 (Attorney’s Fees) 13 (Noninterference with Business) and 15 (Severability) shall survive termination of this Agreement.

7.Assignment. Neither this Agreement nor any right hereunder or interest herein may be assigned or transferred by Advisor without the express written consent of Yext.

8.Independent Contractor. It is the express intention of the parties that Advisor is an independent contractor. Nothing in this Agreement shall in any way be construed to constitute Advisor as an agent, employee or representative of Yext, but Advisor shall perform the Services hereunder as an independent contractor. Advisor agrees to furnish (or reimburse Yext for) all tools and materials necessary to accomplish this contract, and shall incur no expenses associated with performance, except as expressly agreed upon by Yext. Advisor acknowledges and agrees that Advisor is obligated to report as income all compensation received by Advisor pursuant to this Agreement, and Advisor agrees to and acknowledges the obligation to pay all self-employment and other taxes thereon. Advisor further agrees to indemnify and hold harmless Yext and its directors, officers, and employees from and against all taxes, losses, damages, liabilities, costs and expenses, including attorney’s fees and other legal expenses, arising directly or indirectly from (i) any negligent, reckless or intentionally wrongful act of Advisor or Advisor’s assistants, employees or agents, including, but not limited to, any damage to or disclosure of any Confidential Information (ii) a determination by a court or agency that Advisor is not an independent contractor, or (iii) any breach by Advisor or Advisor’s assistants, employees or agents of any of the covenants contained in this Agreement.

9.Arbitration and Equitable Relief.

A.Arbitration. IN CONSIDERATION OF ADVISOR’S RELATIONSHIP WITH YEXT, ITS PROMISE TO ARBITRATE ALL DISPUTES RELATED TO ADVISOR’s RELATIONSHIP WITH YEXT AND ADVISOR’S RECEIPT OF THE COMPENSATION PAID TO ADVISOR BY COMPANY, AT PRESENT AND IN THE FUTURE, ADVISOR AGREES THAT ANY AND ALL CONTROVERSIES, CLAIMS, OR DISPUTES WITH ANYONE (INCLUDING COMPANY AND ANY EMPLOYEE, OFFICER, DIRECTOR, SHAREHOLDER OR BENEFIT PLAN OF YEXT IN THEIR CAPACITY AS SUCH OR OTHERWISE) ARISING OUT OF, RELATING TO, OR RESULTING FROM ADVISOR’S RELATIONSHIP WITH YEXT OR THE TERMINATION OF ADVISOR’S RELATIONSHIP WITH YEXT, INCLUDING ANY BREACH OF THIS AGREEMENT, SHALL BE SUBJECT TO BINDING ARBITRATION UNDER THE ARBITRATION RULES SET FORTH IN N.Y. CIV. PRAC. LAW § 7501 ET SEQ. (THE “RULES”) AND PURSUANT TO NEW YORK LAW. ADVISOR FURTHER UNDERSTANDS THAT THIS AGREEMENT TO ARBITRATE ALSO APPLIES TO ANY DISPUTES THAT YEXT MAY HAVE WITH ADVISOR.
B.Procedure. ADVISOR AGREES THAT ANY ARBITRATION WILL BE ADMINISTERED BY JUDICIAL ARBITRATION & MEDIATION SERVICES, INC. (“JAMS”) PURSUANT TO ITS COMPREHENSIVE ARBITRATION RULES & PROCEDURES (THE “JAMS RULES”). ADVISOR AGREES THAT THE ARBITRATOR SHALL HAVE THE POWER TO

DECIDE ANY MOTIONS BROUGHT BY ANY PARTY TO THE ARBITRATION, INCLUDING MOTIONS FOR SUMMARY JUDGMENT AND/OR ADJUDICATION AND MOTIONS TO DISMISS AND DEMURRERS, PRIOR TO ANY ARBITRATION HEARING. ADVISOR AGREES THAT THE ARBITRATOR SHALL ISSUE A WRITTEN DECISION ON THE MERITS. ADVISOR ALSO AGREES THAT THE ARBITRATOR SHALL HAVE THE POWER TO AWARD ANY REMEDIES, INCLUDING ATTORNEYS’ FEES AND COSTS, AVAILABLE UNDER APPLICABLE LAW. ADVISOR AGREES THAT THE ARBITRATOR SHALL ADMINISTER AND CONDUCT ANY ARBITRATION IN A MANNER CONSISTENT WITH THE RULES, INCLUDING THE NEW YORK CIVIL PRACTICE LAW AND RULES, AND THAT THE ARBITRATOR SHALL APPLY SUBSTANTIVE AND PROCEDURAL NEW YORK LAW TO ANY DISPUTE OR CLAIM, WITHOUT REFERENCE TO RULES OF CONFLICT OF LAW. TO THE EXTENT THAT THE JAMS RULES CONFLICT WITH NEW YORK LAW, NEW YORK LAW SHALL TAKE PRECEDENCE. ADVISOR FURTHER AGREES THAT ANY ARBITRATION UNDER THIS AGREEMENT SHALL BE CONDUCTED IN NEW YORK COUNTY, NEW YORK.
C.Remedy. EXCEPT AS PROVIDED BY THE RULES, ARBITRATION SHALL BE THE SOLE, EXCLUSIVE AND FINAL REMEDY FOR ANY DISPUTE BETWEEN YEXT AND ADVISOR. ACCORDINGLY, EXCEPT AS PROVIDED FOR BY THE RULES, NEITHER YEXT NOR ADVISOR WILL BE PERMITTED TO PURSUE COURT ACTION REGARDING CLAIMS THAT ARE SUBJECT TO ARBITRATION. NOTWITHSTANDING, THE ARBITRATOR WILL NOT HAVE THE AUTHORITY TO DISREGARD OR REFUSE TO ENFORCE ANY LAWFUL COMPANY POLICY, AND THE ARBITRATOR SHALL NOT ORDER OR REQUIRE YEXT TO ADOPT A POLICY NOT OTHERWISE REQUIRED BY LAW WHICH YEXT HAS NOT ADOPTED.
D.Availability of Injunctive Relief. EITHER PARTY MAY ALSO PETITION THE COURT FOR INJUNCTIVE RELIEF WHERE EITHER PARTY ALLEGES OR CLAIMS A VIOLATION OF THIS AGREEMENT BETWEEN ADVISOR AND YEXT OR ANY AGREEMENT REGARDING TRADE SECRETS, OR CONFIDENTIAL INFORMATION, OR A BREACH OF ANY DUTY NOT TO ENGAGE IN CONFLICTING BUSINESS ACTIVITY. IN THE EVENT EITHER PARTY SEEKS INJUNCTIVE RELIEF, THE PREVAILING PARTY SHALL BE ENTITLED TO RECOVER REASONABLE COSTS AND ATTORNEYS’ FEES.
E.Administrative Relief. ADVISOR UNDERSTANDS THAT THIS AGREEMENT DOES NOT PROHIBIT ADVISOR FROM PURSUING AN ADMINISTRATIVE CLAIM WITH A LOCAL, STATE OR FEDERAL ADMINISTRATIVE BODY SUCH AS THE DIVISION OF HUMAN RIGHTS, THE EQUAL EMPLOYMENT OPPORTUNITY COMMISSION, THE NATIONAL LABOR RELATIONS BOARD, OR THE WORKERS’ COMPENSATION BOARD. THIS AGREEMENT DOES, HOWEVER, PRECLUDE ADVISOR FROM PURSUING COURT ACTION REGARDING ANY SUCH CLAIM, EXCEPT AS PERMITTED BY LAW.
F.Voluntary Nature of Agreement. ADVISOR ACKNOWLEDGES AND AGREES THAT HE/SHE IS EXECUTING THIS AGREEMENT VOLUNTARILY AND WITHOUT ANY DURESS OR UNDUE INFLUENCE BY YEXT OR ANYONE ELSE. ADVISOR FURTHER ACKNOWLEDGES AND AGREES THAT HE/SHE HAS CAREFULLY READ THIS AGREEMENT AND THAT ADVISOR HAS ASKED ANY QUESTIONS NEEDED FOR ADVISOR TO UNDERSTAND THE TERMS, CONSEQUENCES AND BINDING EFFECT OF THIS AGREEMENT AND FULLY UNDERSTAND IT, INCLUDING THAT ADVISOR IS WAIVING HIS/HER RIGHT TO A JURY TRIAL. FINALLY, ADVISOR AGREES THAT HE/SHE HAS BEEN PROVIDED AN OPPORTUNITY TO SEEK THE ADVICE OF AN ATTORNEY OF ADVISOR’S CHOICE BEFORE SIGNING THIS AGREEMENT.

10.Compliance with Law and Company Policies.

A.Compliance with Law. Advisor agrees to comply with all applicable laws, regulations, and governmental orders of France, Germany, the United Kingdom and the United States of America,

now or hereafter in effect, relating to Advisor’s work for the Company, including but not limited to local bribery laws, the UK Bribery Act 2010, and the United States Foreign Corrupt Practices Act.
B.Compliance with Company Policies. Advisor confirms that Advisor has read and understood and agrees to comply with the provisions of the Company’s Code of Business Conduct and any other Company policies provided to Advisor.

11.Governing Law. This Agreement shall be governed by the laws of the State of New York, without regard to the conflicts of law provisions of any jurisdiction. To the extent that any lawsuit is permitted under this Agreement, the parties hereby expressly consent to the personal and exclusive jurisdiction and venue of the state and federal courts located in New York County, New York.

12.Attorney’s Fees. In any court action at law or equity which is brought by one of the parties to enforce or interpret the provisions of this Agreement, the prevailing party will be entitled to reasonable attorney’s fees, in addition to any other relief to which that party may be entitled.

13.Noninterference with Business.
A.To the fullest extent permitted under applicable law, from the date of this Agreement until twelve (12) months after the termination of this Agreement for any reason (the “Restricted Period”), Advisor will not, without Yext’s prior written consent, directly or indirectly, solicit any of Yext’s employees to leave their employment, or attempt to solicit employees of Yext, either for Advisor or for any other person or entity. Notwithstanding the foregoing, if a Yext employee initiates communication with Advisor for purposes of obtaining employment with Advisor, and Advisor wishes to employ such employee, then Advisor shall notify either the Yext Chief People Officer and/or General Counsel of such contact and seek written consent to hire such employee. Nothing in this Article 13 shall affect Advisor’s continuing obligations under this Agreement during and after this twelve (12) month period.
B.Advisor agrees that during the Restricted Period, Advisor will not, without Yext’s express written consent, either directly or indirectly engage in any employment or business activity in the United States that is competitive with, or would otherwise conflict with the Services rendered to, or that would otherwise interfere with the business of, Yext.

14.Notices. Any notice or other communication required or permitted by this Agreement to be given to a party shall be in writing and shall be deemed given (i) if delivered personally or by commercial messenger or courier service, (ii) when sent by confirmed facsimile, (iii) when sent by electronic mail, or (iv) if mailed by U.S. registered or certified mail (return receipt requested), to the party at the party’s address written below or at such other address as the party may have previously specified by like notice. If by mail, delivery shall be deemed effective three business days after mailing in accordance with this Section 14.

A.If to Yext, to Yext, Inc., 61 Ninth Avenue, New York, NY 10011, Attention: Legal.
B.If to Advisor, to the address for notice on the signature page to this Agreement or, if no such address is provided, to the last address of Advisor provided by Advisor to Yext.

15.Severability. Should any provisions of this Agreement, including, but not limited to Section 13 above, be held by a court of law to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby. If a court declines to enforce this Agreement in the preceding sentence, Advisor and Yext agree that this Agreement will be automatically modified to provide Yext with the maximum protection of its business interests allowed by law and Advisor agrees to be bound by this Agreement as modified.

(signature page follows)

IN WITNESS WHEREOF, the parties hereto have executed this Advisor Agreement as of the day and year first above written.

ADVISOR

By: /s/ Marc Ferrentino
Name: Marc Ferrentino
Address:

YEXT, INC.

By: /s/ Ho Shin
Name: Ho Shin
Title: EVP and General Counsel

EXHIBIT A

SERVICES

Services. In addition to the matters set forth in Section 1(B)(i) and (ii) of the Agreement, the “Services” shall include advisory services as requested by Yext from time to time. In connection with the performance of Services under this Agreement, if requested by Yext, Advisor shall:

•Provide transition services as requested in Product, Strategy, Go To Market, and other areas of Yext business;
•Facilitate introductions and communications with key contacts (for example, Decision-Makers, Champions, Economic Buyers), including potential clients, industry experts or other stakeholders who may be directly or indirectly involved in Yext’s business development (for example, Prospects, Customers, Partners, Publishers);
•Be available to participate in meetings with customers and/or outside partners as requested; and
•Be available to participate in Yext-sponsored events as requested.